UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 14, 2004

(Date of earliest event reported)

LaserCard Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-06377	77-0176309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 N. Shoreline Boulevard, Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 969-7277

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibit Index

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) By letter dated December 14, 2004, KPMG LLP (“KPMG”) resigned as the independent auditor of LaserCard Corporation (the “Company”). KPMG orally cited unanticipated staffing constraints as the primary reason for its resignation.

The reports of KMPG on the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended March 31, 2004, and through December 14, 2004, of the Company’s current fiscal year ending March 31, 2005, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

As of the date of this filing, the Audit Committee of the Company’s Board of Directors has begun the process but has not yet selected new independent auditors to audit the consolidated financial statements for the current fiscal year ending March 31, 2005.

The Company provided KPMG with a copy of the foregoing disclosures and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated December 20, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16.1 Letter Re Change in Certifying Accountant: Letter from KPMG LLP to the Securities and Exchange Commission dated December 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 20th day of December, 2004.

LaserCard Corporation

(Registrant)

By:	/s/ STEVEN G. LARSON
Steven G. Larson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated December 20, 2004